POTLATCH CORPORATION DEFERRED

               COMPENSATION PLAN FOR DIRECTORS


          1.   Establishment and Purpose.
          The Potlatch Corporation Deferred Compensation Plan for Directors was adopted on December 31, 1980, by the Board of Directors of Potlatch Corporation to provide Directors of Potlatch Corporation an opportunity to defer payment of their Director's Fees. The Plan is also intended to establish a method of paying Director's Fees which will assist the Company in attracting and retaining persons of outstanding achievement and ability as members of the Board of Directors of the Company. The Plan was amended and restated to read as set forth herein effective as of May 1, 1991.

          2.   Definitions.
          (a) "Beneficiary" means the person or persons designated by the Director to receive payment of the Director's Deferred Compensation Account in the event of the death of the Director.
          (b) "Board" and "Board of Directors" means the board of directors of the Company.
          (c)  "Committee" shall mean the Nominating
Committee of the Board.
          (d)  "Company" means Potlatch Corporation, a
Delaware corporation.

                                -1-
                                                  Exhibit (10)(g)

          (e) "Deferred Compensation Account" means the bookkeeping account established pursuant to Section 6 on behalf of each Director who elects to participate in the Plan.
          (f) "Director" means a member of the Board of Directors who is not an employee of the Company or any sub-sidiary thereof.
          (g) "Director's Fees" means the amount of compen-sation paid by the Company to a Director for his or her services as a Director, including an annual retainer and any amount payable for attendance at a meeting of the Board of Directors or any committee thereof. "Director's Fees" shall not include (i) any reimbursement by the Company of expenses incurred by a Director incidental to attendance at a meeting of the Board of Directors or of a committee thereof or of any other expense incurred on behalf of the Company or
(ii) any amount payable with respect to services rendered prior to January 1, 1981.
          (h) "Dividend Equivalent" means an amount equal to the cash dividend paid on an outstanding share of the Company's common stock. Dividend Equivalents shall be credited to Stock Units as if each Stock Unit were an out-standing share of the Company's common stock, except that Dividend Equivalents shall also be credited to fractional Stock Units.

          (i) "Plan" shall mean the Potlatch Corporation Deferred Compensation Plan for Directors.
          (j) "Stock Units" means the deferred portion of Director's Fees which is converted into a unit.
          (k)  "Value" means the closing price of the
Company's common stock as reported in the New York Stock Exchange, Inc. composite transactions reports for the Valuation Date.
          (l)  "Valuation Date" means, for the purposes of
Section 6 or 7, the last trading day of the month preceding the month in which Director's Fees or Dividend Equivalents are converted into Stock Units pursuant to Section 6 or 7 and, for purposes of Section 8, the last trading day of the month preceding the month in which Stock Units are converted into cash for purposes of Section 8.
          (m)  "Year" shall mean the calendar year.

          3.   Eligibility.
          Each Director who receives Director's Fees for service on the Board of Directors shall be eligible to participate in the Plan.

          4.   Participation.
          In order to participate in the Plan for a par-ticular Year, a Director must file a deferral election with the Secretary of the Company prior to January 1 of such Year; provided, however, that in the case of a newly elected Director an election to participate shall be effective for the Year in which the Director is first elected if it is filed before the date the Director first receives Director's Fees (but in no event later than one month following the date of election).

          5.   Deferral Election.
          A Director who elects to participate in the Plan shall file a deferral election on a form which shall indicate:
          (a)  The amount or percentage of Director's
     Fees which such Director elects to defer pursuant to the terms of the Plan. This election shall apply to amounts deferred under the Plan until modified by the Director. The Director shall notify the Secretary of the Company in writing of any such modification, which shall apply solely to amounts deferred with respect to Years following the Year in which the modification is made;
          (b)  The Year in which payment of the
     Director's Deferred Compensation Account and/or
     Stock Units shall commence; provided however, that payments shall commence no later than the Year following the Year in which the Director attains age 72 and, in the case of Stock Unit payments, no earlier than six months after the last date on which Director's Fees have been converted into Stock Units on behalf of the Director (except in the case of payments made following the Director's death, total and permanent disability or the date the Director ceases to qualify as a Director).
          (c)  Whether the payment of such Director's
     Deferred Compensation Account is to be made in a single lump sum or in a series of approximately equal installments over a period of years specified by the Director (but in no event more than fifteen years);
          (d)  Whether the deferral election shall be
     effective only with respect to Director's Fees paid for the Year in which the Director's partici-pation in the Plan is to commence as determined pursuant to Section 4 above or shall apply with respect to Director's Fees paid for that Year and all subsequent Years until revoked or modified by the Director. The Director shall notify the Secretary of the Company in writing of any such revocation or modification, which shall apply solely to amounts deferred with respect to years following the Year in which the revocation or modification is made; and
          (e)  The percentage of the Director's Fees
     deferred pursuant to the election which is to be converted into Stock Units. This election shall apply to the Year in which the Director's partici-pation in the Plan commences and to all subsequent
     Years until modified by the Director.  The
     Director shall notify the Secretary of the Company in writing of any such modification, which shall apply solely to amounts deferred with respect to years following the Year in which the modification is made.
Irrespective of the period designated pursuant to (d) above in connection with a Director's initial deferral election under the Plan, the Director's initial designation as to time and form of distribution under (b) and (c) above shall apply to all amounts deferred under the Plan and may not be revoked or modified by the Director.

          6.   Treatment of Deferred Accounts.
          Upon receipt of a duly filed deferral election, the Company shall establish a Deferred Compensation Account to which shall be credited an amount equal to that portion of the Director's Fees which would have been payable currently to the Director but for the terms of the deferral election and which is not converted into Stock Units. If the deferral election includes an election to convert a percentage of the Director's Fees deferred pursuant to the election into Stock Units, the number of full and fractional Stock Units shall be determined by dividing the amount subject to such an election by the Value of the Company's common stock on the Valuation Date.
          Director's Fees shall be credited to Director's Deferred Compensation Account or converted into Stock Units as of the following dates:
          (a)  The deferred portion of one-fourth of
     the annual retainer fee shall be credited to such Account or converted into Stock Units as of the first day of each calendar quarter; and
          (b)  The deferred portion of the fee for any
     meeting of the Board or any committee thereof shall be credited to such Account or converted into Stock Units as of the first day of the month following the date of such meeting.

          7.   Treatment of Deferred Compensation
               Account and Stock Units During
               Deferral Period.
          (a) Deferred Compensation Account. Interest shall be credited on the balance in each Director's Deferred Compensation Account commencing with the date as of which any amount is credited to the Deferred Compensation Account and continuing up to the last day of the quarter preceding the month in which payment of the amounts deferred pursuant to the Plan is made. Such interest shall become a part of the Deferred Compensation Account and shall be paid at the same time or times as the balance of the Deferred Compensa-tion Account. Such interest for each calendar quarter during the deferral period shall be computed at 70% of the higher of the following averages: (i) the prime rate charged by the major commercial banks as of the first business day of each calendar month (as reported in an official publication of the Federal Reserve System), or
(ii) the average monthly long-term rate of A rated corporate bonds (as published in Moody's Bond Record). Such interest shall be compounded quarterly.
          (b) Stock Units. Dividend Equivalents shall be credited to each Stock Unit on each dividend record date. Such Dividend Equivalents shall themselves be converted into Stock Units as of the dividend record date by dividing the amount of the Dividend Equivalents by the Value of the Company's Common Stock as of the applicable Valuation Date.
          (c) Effect of Certain Transactions. In the event of a change in the number of outstanding shares of the Company's common stock by reason of a stock split, stock dividend, or other similar changes in capitalization, an appropriate adjustment shall be made in the number of each Director's Stock Units determined as of the date of such occurrence.

          8.   Form and Time of Payment of
               Deferred Compensation Account.
          Payment of a Director's Deferred Compensation Account shall be made in cash prior to January 31 in each year in which a payment is to be made in accordance with the Director's deferral election. Payment of a Director's Stock Units shall also be made at such time except that, if the applicable January 31 occurs within the six-month period beginning on the last date on which Director's Fees have been converted into Stock Units on behalf of the Director, then payment of the Director's Stock Units shall be made on the last day of the month in which such six-month period expires. Notwithstanding the previous sentence, Stock Unit payments may be made following the Director's death, total and permanent disability or the date the Director ceases to qualify as a Director, without regard to whether such six-month period has expired. For the purpose of payment, Stock Units shall be converted to cash based on the Value of the Company's common stock on the applicable Valuation Date.
     In the case of a Director who has both a Deferred Compensation Account and Stock Units, if a partial distribution of a deferred portion of Director's Fees is to be made and if the Director's Stock Units are immediately payable in accordance with the previous paragraph, payment shall be made partially from the Director's Deferred Compensation Account and partially from Stock Units, in pro-portion to the relative size of the Deferred Compensation Account and the Stock Units. If the Director's Stock Units are not immediately payable in accordance with the previous paragraph, the partial payment shall be made entirely from the Director's Deferred Compensation Account.
          Notwithstanding the foregoing, the Committee reserves the right to determine in its sole discretion that payment shall be made at a different time or times (but no later than fifteen years after the payment commencement date specified by the Director in his or her deferral election).

          9.   Effect of Death of Participant.
          Upon the death of a participating Director, all amounts, if any, remaining in his or her Deferred Compensa-tion Account and all Stock Units shall be distributed to the Beneficiary designated by the Director. Such distribution shall be made at the time or times specified in the Director's deferral election. The Committee, however, reserves the right to determine in its sole discretion that payment shall be made at a different time or times (but no later than fifteen years after the payment commencement date specified by the Director in his or her deferral election). If the designated Beneficiary does not survive the Director or dies before receiving payment in full of the Director's Deferred Compensation Account and Stock Units, payment shall be made to the estate of the last to die of the Director or the designated Beneficiary.

          10.  Participant's Rights Unsecured.
          The interest under the Plan of any participating Director and such Director's right to receive a distribution of his or her Deferred Compensation Account and Stock Units shall be an unsecured claim against the general assets of the Company. The Deferred Compensation Account and Stock Units shall be bookkeeping entries only and no Director shall have an interest in or claim against any specific asset of the Company pursuant to the Plan.

          11.  Statement of Deferred Compensation
               Account and Stock Units.
          The Secretary of the Company shall provide an annual statement of each participating Director's Deferred
Compensation Account and Stock Units no later than January 31 each year.

          12.  Nonassignability of Interests.
          The interest and property rights of any Director under the Plan shall not be subject to option nor be assign-able either by voluntary or involuntary assignment or by operation of law, including (without limitation) bankruptcy, garnishment, attachment or other creditor's process, and any act in violation of this Section 12 shall be void.

          13.  Administration of the Plan.
          The Plan shall be administered by the Committee.
In addition to the powers and duties otherwise set forth in the Plan, the Committee shall have full power and authority to administer and interpret the Plan, to establish pro-cedures for administering the Plan and to take any and all necessary action in connection therewith. The Committee's interpretation and construction of the Plan shall be con-clusive and binding on all persons.

          14.  Amendment or Termination of the
               Plan.
          The Board of Directors may amend, suspend or ter-minate the Plan at any time. In the event of such termina-tion, the Deferred Compensation Accounts and Stock Units of participating Directors shall be paid at such times and in such forms as shall be determined pursuant to Section 8, unless the Board of Directors shall prescribe a different time or times for payment of such Accounts and Units.

              POTLATCH CORPORATION DEFERRED
             COMPENSATION PLAN FOR DIRECTORS

                      APPENDIX A
                RETIREMENT STOCK UNITS

     1. Establishment and Purpose.
     This Appendix A to the Potlatch Corporation Deferred Compensation Plan for Directors (the "Plan") is effective
December 31, 1996. Its purpose is to provide benefits to Directors who participated in the Potlatch Corporation Directors' Retirement Plan (the Retirement Plan"), which is being terminated on that date. This Appendix A is a part of and shall be administered in accordance with the terms of the Plan except as otherwise provided in this Appendix A. Capitalized terms that are used but not defined in this Appendix A shall have the same meaning as in the main text of the Plan.

     2. Conversion of Retirement Plan Benefits to Stock Units.
     In connection with the termination of the Retirement Plan, the present value of each Director's Retirement Plan accrued benefit shall be calculated as provided in Section 14(a) of the Potlatch Corporation Salaried Employees' Retirement Plan, giving each Eligible Director credit for the lesser of ten years or actual years of service upon reaching mandatory retirement age. The present value shall be converted into Stock Units by dividing the present value by the Value of the Corporation's common stock on December 31, 1996. The resulting Stock Units ("Retirement Stock Units") shall be credited to a special account for each Director under this Appendix A.

     3. Vesting of Retirement Stock Units.
     If a Director has completed at least 10 years of service as a Director on December 31, 1996, then the Director's Retirement Stock Units shall be fully vested as of such date. If a Director has completed fewer than 10 years of service as a Director on December 31, 1996, then only the amount of the Retirement Stock Units attributable to actual service as a Director shall be vested as of December 31, 1996. The balance of the Director's Retirement Stock Units shall vest in equal installments on each December 31 thereafter until the Director completes 10 years of service as a Director or retires from the board, whichever is first. If the Director's service terminates before the Director is fully vested in his or her Retirement Stock Units, the nonvested Retirement Stock Units shall be forfeited.

     4. Payment Election.
     On or before December 31, 1996, each Director who is credited with Retirement Stock Units shall file an election on the prescribed form indicating the Year in which payment of the Director's vested Retirement Stock Units shall commence; provided, however, that payments shall commence no earlier than the date

(a) all units are vested, or (b) board service terminates, and no later than the Year following the Year in which the Director attains retirement age. The election shall specify whether payment is to be made in a single lump sum or in a series of approximately equal installments over a period of years specified by the Director (but in no event more than 15 years). If a Director fails to file an election concerning payment of the Director's vested Retirement Stock Units, payment shall be made in accordance with the Director's most recent deferral election pursuant to the Plan, or if the Director has no prior deferral electionm, payment shall be made in a single lump sum in January of the Year following the termination of the Director's service.
Until payment, the Director's Retirement Stock Units shall be credited with Dividend Equivalents in the same manner as other Stock Units under the Plan. Payment of vested Retirement Stock Units shall be made in cash in the same manner as other Stock
Units under the Plan.

             DIRECTORS' DEFERRED COMPENSATION PLAN
       DEFERRAL ELECTION FOR RETIREMENT PLAN STOCK UNITS

To: Secretary - Potlatch Corporation

    Pursuant to the terms of Appendix A of the Potlatch
    Corporation Deferred Compensation Plan for Directors, I hereby elect to receive payment of my vested retirement plan stock unit special account as follows:

    (1) Date Payments to Commence:

       ___   Payment of my deferred compensation retirement
             plan stock units special account shall begin
             January,        (year).

             NOTE: This date may be no earlier than the date
             (a) all your units are vested or (b) your Board service terminates, and no later than the year following your 72nd birthday.

     (2) Method of Payment:

             Payment of my deferred compensation retirement plan special account shall be made in cash as follows:

        ___  Lump sum; or

        ___         annual installments (not exceeding 15).


   ___________________             _____________________________
         (Date)                        (Director's Signature)

                                                          12/5/96